UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2016

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-9860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2016, Jackalyne Pfannenstiel notified the Board of Directors (the “Board”) of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) of her intention to resign from the Board and her roles as Chairperson of the Nominating and Corporate Governance Committee and member of the Compensation Committee, which took effect on April 7, 2016. Ms. Pfannenstiel’s resignation was not due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

On April 6, 2016, the Board elected Teresa Brenner to replace Ms. Pfannenstiel as an independent director on its Board effective April 7, 2016. Additionally, the Board appointed Ms. Brenner to serve as Chairperson of the Nominating and Corporate Governance Committee. The Board has determined that Ms. Brenner is independent pursuant to the New York Stock Exchange listing standards, the Company’s corporate governance guidelines, its independence standards and the written charter of the Nominating and Corporate Governance Committee.

Ms. Brenner, 52, retired from Bank of America Corporation in 2012, where she had served in a variety of roles for approximately 20 years, including most recently as a Managing Director and Associate General Counsel. Ms. Brenner served on the Board of Directors of Residential Capital, LLC from March 2013 to December 2013, during its restructuring and through the confirmation of its bankruptcy proceeding. Ms. Brenner has also held a variety of philanthropic roles, having served as a Trustee of Temple Israel from 2012 to 2014 and as a Director for Right Moves for Youth from 2006 to 2013, including as its Chairperson from 2010 to 2012. Ms. Brenner received a Bachelor of Arts degree from Alma College in 1984 and a Juris Doctorate from Wake Forest University School of Law in 1987. The Company believes Ms. Brenner’s extensive experience in corporate governance, law and finance makes her qualified to serve as a member of its Board.

In connection with her appointment, similar to the Company’s other independent directors, Ms. Brenner will receive an annual cash retainer in the amount of $65,000 as well as a $10,000 annual cash retainer for serving as the Chairperson of the Nominating and Corporate Governance Committee (each paid in equal quarterly amounts) and was awarded 3,533 shares of restricted common stock of the Company pursuant to the Company’s equity incentive plan, which vest on March 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG
SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo
	Name:	Steven L. Chuslo
	Title:	Executve Vice President and General Counsel

Date: April 8, 2016